Exhibit 3.37

                                  AMENDMENT TO
                   CERTIFICATE OF DETERMINATION OF PREFERENCES
                                       OF
                   7.625% CUMULATIVE PREFERRED STOCK, SERIES T
                                       OF
                              PUBLIC STORAGE, INC.


                  The undersigned, Harvey Lenkin and David Goldberg, President and Secretary, respectively, of PUBLIC STORAGE, INC., a California corporation (the "Corporation"), do hereby certify:

                  FIRST: Pursuant to and in accordance with the provisions of
Section 401(c) of the California Corporations Code and the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has duly adopted the recitals and resolutions attached hereto as Exhibit A and incorporated herein by reference authorizing and increasing the authorized number of shares of the Corporation's 7.625% Cumulative Preferred Stock Series T, from 6,000 to 6,086, for a net increase of 86 shares.

                  SECOND: The number of shares of the Corporation's 7.625% Cumulative Preferred Stock, Series T, that are currently outstanding is 6,000.

                  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true and correct of our own knowledge.

                  IN WITNESS WHEREOF, the undersigned has executed this certificate on July 31, 2002.




                                                  /s/ Harvey Lenkin
                                                  -----------------
                                                  Harvey Lenkin
                                                  President


                                                  /s/ David Goldberg
                                                  ------------------
                                                  David Goldberg
                                                  Secretary

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

                                    EXHIBIT A

                      RESOLUTION OF THE BOARD OF DIRECTORS
                                       OF
                              PUBLIC STORAGE, INC.

                  INCREASING THE AUTHORIZED NUMBER OF SHARES OF
                   7.625% CUMULATIVE PREFERRED STOCK, SERIES T



RESOLVED: That, pursuant to the authority conferred in the Board of Directors by
Article III of the Restated Articles of Incorporation of this corporation and the resolutions creating the corporation's 7.625% Cumulative Preferred Stock, Series T, the number of shares constituting the corporation's 7.625% Cumulative Preferred Stock, Series T, is increased from 6,000 shares to 6,086 shares.

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